UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2019, the Board of Directors of Everbridge, Inc. ( the “Company”) unanimously appointed Sharon Rowlands as a member of the Company’s Board of Directors, effective immediately, to hold office until the Company’s 2020 annual meeting of stockholders and her successor has been duly elected and qualified or her earlier death, resignation or removal. The Board has determined that Ms. Rowlands satisfies the definition of an “independent director” under the Nasdaq Stock Market listing standards and the Board’s Corporate Governance Guidelines.

Ms. Rowlands, age 60, served as President of USA Today Network Marketing Solutions at Gannett Co. from November 2017 to December 2018. Previously, Ms. Rowlands served as the Chief Executive Officer and member of the Board of Directors of ReachLocal, Inc., an Internet-based advertising and marketing company which specialized in search engine marketing, marketing analytics, and display advertising, from April 2014 to November 2017. From November 2011 to December 2013, she was the Chief Executive Officer and member of the Board of Directors of Altegrity, Inc., which provides security and risk management solutions to government and commercial clients. From October 2008 to November 2011, Ms. Rowlands was the Chief Executive Officer of Penton Media, Inc., a business-to-business information provider producing more than 110 magazines and associated websites, and about 60 industry events. From 1997 to 2008, Ms. Rowlands held a variety of roles including Chief Executive Officer from 2005 to 2008, at Thomson Financial Inc., a provider of market and securities data and other financial services for brokerages, investment bankers, traders, and other investment professionals.

Ms. Rowlands will be entitled to receive the customary annual compensation paid to the Company’s non-employee directors, which currently consists of an annual cash retainer of $30,000. Subject to accelerated vesting in certain circumstances, Ms. Rowlands will be granted 5,000 restricted stock units which will vest in increments of 33% on January 31, 2020, 33% on January 31, 2021, and 34% on January 31, 2022, provided that there has not been a termination of her continuous service with the Company as of each such date. In addition, Ms. Rowlands will receive a grant of 2,500 restricted stock units on an annual basis following each annual meeting of stockholders, commencing with the 2020 annual meeting. The vesting and other material terms of these stock restricted stock units are the same as those that apply to the Company’s other non-employee directors’ annual equity awards. The material terms of the non-employee directors’ annual compensation are described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 6, 2018, under the heading “Director Compensation.” In addition, Ms. Rowlands will enter into the Company’s standard form of indemnification agreement, the form of which has been filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on August 19, 2016.

Ms. Rowlands does not have any family relationships with any of the Company’s directors or executive officers, is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K, and was not appointed pursuant to any arrangement or understanding with any other person.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release dated January 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: January 14, 2019	By:	/s/ Elliot J. Mark
Elliot J. Mark Senior Vice President, General Counsel and Secretary

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